AMENDMENT NO. 1 TO LOAN AGREEMENT

This Amendment No. 1 to Loan Agreement (the "Amendment") is made and entered into as of October 11, 2013, and amends that certain Loan Agreement (as amended, modified, restated or replaced, from time to time, the "Loan Agreement") dated October 21, 2010, by and among **Astrotech Space Operations, Inc.**, a Delaware corporation (the "Borrower"), **Astrotech Corporation**, a Washington corporation (the "Parent"), **Astrotech Florida Holdings, Inc.**, a Florida corporation ("Holdings"), and **American Bank, N.A.** ("Bank").

Recitals:

Borrower, Parent, Holdings and Bank entered into the Loan Agreement for the purpose of setting forth the terms and conditions pursuant to which Bank granted to Borrower a revolving line of credit and a term loan. The revolving line of credit has expired and is no longer in effect or outstanding. The term loan remains outstanding. As a result of Borrower's projections for its activities during the first two calendar quarters of 2014 and its desire to make distributions in excess of those permitted during such period, Borrower, Parent, and Holdings have requested Bank to agree to amendments to certain financial covenants. Bank has agreed to do so on the terms and conditions and in reliance on the representations and warranties contained in this Amendment. The parties now wish to amend the Loan Agreement for the purpose of evidencing the agreement of the parties with respect to the matters set forth herein.

Agreements:

In consideration of the mutual covenants contained in this Amendment and the Loan Agreement and for other good and valuable consideration, Borrower, Parent, Holdings, and Bank agree as follows:

Defined Terms:

1. **Defined Terms**. Unless otherwise specifically defined herein, the terms used in this Amendment have the same meanings given such terms in the Loan Agreement. In addition, the definition of the following term is hereby restated to read as follows:

"Debt Service Coverage Ratio (After Distributions/Advances)" shall mean, as to any Person, the quotient derived on any date of determination by dividing such Person's EBITDA, minus its Non-Financed Capex and minus Distribution/Advances (excluding Distribution/Advances from Holdings to Borrower and the other Distribution/Advances described in clauses (a)-(c) following), by its required payments of principal and interest on Debt (excluding any such payments to the extent refinanced through the incurrence of Debt as permitted by Section 5.2), determined on a trailing twelve month basis; provided, however, that (a) the onetime Distribution/Advance by the Borrower to the Parent of proceeds of the Term Loan to replenish funds used by the Parent to pay in full the Senior

Convertible Notes shall not be deducted from EBITDA for purposes of calculating the Borrower's Debt Service Coverage Ratio (After Distributions/Advances), (b) Distribution/Advances up to $500,000.00 during the trailing twelve month period ending on March 31, 2014 shall not be deducted from EBITDA for purposes of calculating the Borrower's Debt Service Coverage Ratio (After Distributions/Advances) during the trailing twelve month period ending on that date, and (c) Distribution/Advances up to $2,250,000.00 during the trailing twelve month period ending on June 30, 2014 shall not be deducted from EBITDA for purposes of calculating the Borrower's Debt Service Coverage Ratio (After Distributions/Advances) during the trailing twelve month period ending on that date.

2. **Principal Accounts**. Section 4.6 of the Loan Agreement is hereby amended to hereafter read as follows:

4.6 Principal Accounts. Subject to the provisions of Section 8.13 hereof, the Borrower shall maintain its principal depository and operating accounts with the Lender, with an aggregate amount on deposit of no less than $2,000,000.00 at all times beginning September 30, 2013 through the date of receipt by Bank of a Compliance Certificate in accordance with the provisions of Section 4.1(f) hereof for the fiscal quarter ending June 30, 2014 and no less than $750,000.00 at all times thereafter; provided, however, that the minimum deposit requirement shall remain at $2,000,000.00 if such Compliance Certificate is not received by Bank in accordance with the provisions of Section 4.1(f) hereof or a Default or Event of Default exists as of June 30, 2014.

3. **Tangible Net Worth**. Section 5.8 of the Loan Agreement is hereby amended to hereafter read as follows:

5.8 Tangible Net Worth. Neither the Borrower nor Holdings will allow its Tangible Net Worth to be less than $32,500,000.00 at any time, other than at any time during the time period commencing on January 1, 2014 and continuing through June 30, 2014, during which time period Borrower shall not permit its Tangible Net Worth to be less than $32,000,000.00.

4. **Continuation of Liens and Security Interests**. In order to induce Bank to enter into this Amendment and in order to secure payment and performance by Borrower of the Indebtedness and Obligations, (a) Borrower and Holdings hereby ratify and confirm each Collateral Document granting to Bank a lien and security interest upon all Collateral and all other property presently securing all or any portion of the Indebtedness and Obligations, and (b) each of Parent and Holdings hereby ratifies and confirms each Guaranty Agreement to which they are a party.

5. **Representations and Warranties**. In order to induce Bank to enter into this Amendment, Borrower, Parent, and Holdings hereby represent, and warrant and commit to Bank as follows:

(a) Each of Borrower, Parent, and Holdings has the corporate power and authority to enter into and perform this Amendment and all documents and actions required or contemplated hereunder and thereunder; all corporate actions necessary or appropriate for the execution and performance of this Amendment and all documents and actions required or contemplated hereby or thereby have been taken; and the Loan Agreement, as amended hereby, and the other Loan Documents constitute the legal, valid, and binding obligations of Borrower, Parent, and Holdings, enforceable in accordance with their respective terms.

(b) Neither Borrower, Parent, nor Holdings is in default under or violating any material provisions of any indenture, mortgage, lien, agreement, contract, deed, lease, loan agreement, note, order, judgment, decree, or other instrument or restriction of any kind or character to which it is a party or by which it is bound, or to which its assets are subject, which default would have a material adverse effect on the ability of Borrower, Parent, or Holdings to perform its obligations hereunder, thereunder, or under the other Loan Documents; and neither the execution and delivery of this Amendment nor compliance with the terms, conditions, and provisions hereof will conflict with or result in the breach of, or constitute a default under, any of the foregoing.

(c) Neither any Default nor any Event of Default has occurred and now exists.

(d) Each representation and warranty contained in the Loan Agreement is true and correct as of the date of this Amendment, except as previously disclosed to Bank in writing and except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct as of such earlier date).

(e) Each financial statement of Borrower and Parent for the periods ending September 30, 2010, December 31, 2010, March 31, 2011, June 30, 2011, September 30, 2011, December 31, 2011, March 31, 2012, June 30, 2012, September 30, 2012, December 31, 2012, March 31, 2013 and June 30, 2013 heretofore furnished to Bank was prepared in conformity with GAAP and, when read together with the notes thereto, presents fairly the financial condition of Borrower and Parent as of such date, subject (as to interim statements) to the year-end adjustments and the absence of footnotes. Since the date of the last such financial statement there has been no material adverse change in the financial condition or business prospects of Borrower or Parent.

6. **Conditions Precedent**. The agreements of Bank set forth in this Amendment are subject to the satisfaction of the following conditions precedent:

(a) Documents, Information, Etc.. Bank shall have received all of the following, each dated (unless otherwise indicated) a current date, in Proper Form:

(i) Authority. Evidence that all necessary action on the part of Borrower, Parent, and Holdings has been taken with respect to the execution and delivery of this Amendment and the performance of its terms and the consummation of the transactions contemplated hereby, so that this Amendment and all other Loan Documents to be executed and delivered by or on behalf of Borrower, Parent, or Holdings will be valid and binding upon Borrower, Parent, and Holdings.

(b) No Default. No Default nor Event of Default shall be continuing.

(c) Amendment Fee. Borrower shall have paid Bank an amendment fee in the amount of Five Thousand Nine Hundred and 00/100 Dollars ($5,900.00).

(d) Attorneys' Fees and Expenses. Borrower shall have paid the cost and expenses of Bank in negotiating and preparing this Amendment and pursuant to the provisions of the Loan Agreement (including attorneys' fees).

(e) Representations and Warranties. All of the representations and warranties contained in this Amendment shall be true and correct on and as of the date of this Amendment, except as previously disclosed to Bank in writing.

7. **Ratification, Etc**. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Loan Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Loan Agreement and all other Loan Documents are ratified and confirmed and shall continue in full force and effect. Borrower, Parent, Holdings and Bank agree that the Loan Agreement as amended hereby shall continue to be legal, valid, binding and enforceable in accordance with its terms.

8. **Evidence of Facts**. Any requirement herein of submission of evidence of the existence or non-existence of a fact shall be deemed, also, to be a requirement that the fact shall exist or not exist, as the case may be, and without waiving any condition or obligation of Borrower, Parent, or Holdings, Bank may at all times independently establish to its satisfaction such existence or non-existence.

9. **Further Assurances**. Borrower, Parent, and Holdings will execute and deliver such writings and take such other actions as Bank may reasonably request from time to time to carry out the intent of the Loan Agreement, this Amendment and the other Loan Documents and to perfect or give further assurances of any right granted or provided for therein or herein.

10. **Survival**. All representations and warranties made in this Amendment or any other Loan Document including any Loan Document furnished in connection with this Amendment shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Bank or any closing shall affect the representations and warranties or the right of Bank to rely upon them.

11. **No Invalidity**. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

12. **Counterparts, Etc**. This Amendment may be executed in any number of counterparts as may be convenient or necessary, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof. Additionally, the parties hereto hereby agree that (a) the signature pages taken from separate individually executed counterparts of this Amendment may be combined to form multiple fully executed counterparts and (b) a facsimile transmission shall be deemed to be an original signature. All executed counterparts of this Amendment shall be deemed to be originals, but all such counterparts taken together or collectively, as the case may be, shall constitute one and the same agreement.

THE LOAN AGREEMENT, AS AMENDED HEREBY, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the first day and date above mentioned.

BORROWER:

Astrotech Space Operations, Inc.,
a Delaware corporation

By: [signature]
Name: Thomas B. Pickens III
Title: Sr. Vice President

PARENT:

Astrotech Corporation,
a Washington corporation

By: [signature]
Name: Thomas B. Pickens III
Title: CEO

HOLDINGS:

Astrotech Florida Holdings, Inc.,
a Florida corporation

By: [signature]
Name: Thomas B. Pickens III
Title: Sr. Vice President

LENDER:

American Bank, N.A.

By: [signature]
Daniel Leonard
Senior Lending Officer